Exhibit 5.1

August 10, 2011

Telular Corporation
311 South Wacker Drive
Suite 4300
Chicago, Illinois 60606-6622

Ladies & Gentlemen:

We have acted as counsel to Telular Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of 350,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), 325,000 of which are issuable under the Telular Corporation Second Amended and Restated 2008 Employee Stock Incentive Plan and 25,000 of which are issuable under the Telular Corporation Third Amended and Restated Non-Employee Director Stock Incentive Plan (the “Plans”), pursuant to the registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement is herein referred to as the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
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Covington & Burling LLP